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                                 Exhibit 21
                         Subsidiaries of Registrant


NAME                                                      STATE OF INCORPORATION
----                                                      ----------------------

A P Orleans, Inc. (NJ)                                          New Jersey

A P Orleans, Inc. (PA)                                         Pennsylvania

Community Management Services Group, Inc.                      Pennsylvania

FPA Mortgage Investments, Inc.                                   Florida

FPA Voorhees, Inc.                                              New Jersey

Orleans Construction Corp.                                     Pennsylvania

Orleans Corporation                                            Pennsylvania

Orleans Corporation of New Jersey                               New Jersey

P&L Realty, Inc.                                                 Virginia

Parker Lancaster & Orleans, Inc.                                 Delaware

Parker Lancaster Corporation, Inc.                               Virginia

Quaker Sewer, Inc.                                             Pennsylvania

Versaille At Europa, Inc.                                       New Jersey